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                                                                  Exhibit 10 (i)

                            FIRST AMENDMENT TO LEASE
                            ------------------------

     This FIRST AMENDMENT TO LEASE (this "Agreement") is made and entered into as of the 11th day of July, 2002, by and between DAVIS WEST MADISON LLC, a Delaware limited liability company ("Landlord"), and THE NORTHERN TRUST COMPANY, an Illinois banking corporation ("Tenant"), with reference to the following:

                                    RECITALS:

     A. LaSalle Bank National Association, as successor trustee to American National Bank and Trust Company of Chicago, as Trustee under Trust Agreement dated April 5, 1990 and known as Trust No. 110513-07 ("Former Landlord"), as landlord, and Tenant, as tenant, heretofore entered into a certain lease dated as of November 29, 2000 (the "Original Lease"), for certain premises (the "Premises") in a building located on the real estate commonly known as 181 West Madison Street, Chicago, Illinois (the "Building"), as more particularly set forth in the Original Lease.

     B. Former Landlord and Tenant heretofore modified the Original Lease by entering into those certain agreements listed on Exhibit C attached hereto (each of such agreement being herein referred to as a "Letter Agreement" and all of such agreements collectively being referred to herein as the "Letter Agreements"). The Original Lease, as modified by the Letter Agreements, is herein referred to as the "Lease."

     C. Landlord has succeeded to all of Former Landlord's right, title and interest in and to the Lease.

     D. Landlord and Tenant desire to further modify the Lease, among other things, (i) to change the Put Space and the dates upon which Landlord will deliver possession of such Put Space to Tenant, and (ii) to provide for the leasing by Tenant of certain additional premises in the Building, upon the terms and conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

        1. Incorporation. The recital paragraphs set forth above are hereby incorporated herein as if fully set forth herein.

        2. Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

        3. Put Space.

           A. Section 48 of the Lease is hereby further modified solely by deleting the schedule set forth therein together with the three (3) lines immediately following said schedule on Page 67 of the Lease and substituting the following schedule therefor:

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=======================================================================
                   Square Feet of      Put Space       Put Space Rent
     Put Space     Rentable Area   Commencement Date  Commencement Date
=======================================================================

     Floor 24          21,804         See below         July 1, 2002
-----------------------------------------------------------------------

     Floors 18         43,464      November 1, 2002     March 1, 2003
      and 19
=======================================================================

           B. Tenant acknowledges and agrees that Landlord has heretofore delivered to Tenant possession of the 26th floor of the Building as Put Space in accordance with the terms and provisions of Section 48 of the Original Lease, as modified by the Letter Agreement dated April 27, 2001. Landlord and Tenant desire to substitute for such Put Space the 24th floor of the Building and, in furtherance thereof, on or before the fifth (5th) business day following the date hereof, (a) Tenant shall relinquish possession of the 26th floor of the Building, whereupon Tenant shall have no further rights with respect to such 26th floor, and (b) Landlord shall deliver to Tenant possession of the 24th floor of the Building, which 24th floor thereafter shall be deemed the Put Space, subject to all terms, covenants and conditions set forth in the Lease, except that, in consideration for Tenant agreeing to substitute the 24th floor for the 26th floor as set forth above, (i) The Put Space Rent Commencement Date for such 24th floor shall be deemed to be June 1, 2002 rather than February 1, 2002, and (ii) Tenant shall be permitted to use the Put Space Allowance allocable to such Put Space for improvements made by Tenant in any part of the Premises.

           C. If Landlord, Tenant and LaSalle Bank National Association, acting individually and not as a trustee, effect the 17/24 Exchange, and Landlord thereafter notifies Tenant in writing that the 24th floor of the Building is available for leasing (either directly by Landlord or on a sublease basis by LaSalle Bank or the then existing tenant of such 24th floor), and Tenant desires to make available for subleasing all or any portion of the Premises, Tenant shall make a good faith effort but shall not be obligated to include within the portion of the Premises available for subleasing the 23rd floor of the Building.

           D. Tenant and Landlord further acknowledge and agree that Tenant currently is negotiating with the tenant of the Building which has current possessory rights in and to the 17th floor of the Building (the "Existing 17th Floor Tenant"), to effect a transaction whereby Tenant and the Existing 17th Floor Tenant will swap their respective rights in and to floors 24 and 17 (the "17/24 Exchange"). If Tenant and the Existing 17th Floor Tenant are able to reach agreement on such 17/24 Exchange, Landlord shall cooperate with such exchange to effect direct contractual rights for each of Tenant and the Existing 17th Floor Tenant in and to such 17th and 24th floors respectively. If Tenant succeeds in effecting the 17/24 Exchange, (i) the 17th floor will replace the 24th floor as the Put Space, and (ii) the 24th floor shall become the Expansion

                                       2

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     Space available under the Second Expansion Option (subject to Landlord's right to select another floor to serve as the Expansion Space available under the Second Expansion Option pursuant to Section 52(A)(ii) of the Original Lease).

        4. Expansion Space

           A. The Expansion Spaces available under the Third Expansion Option and the Fourth Expansion Option, as set forth in Section 52 of the Original Lease, will not be available to Tenant as a result of floors 18 and 19 (and, if the 17/24 Exchange is effected, floor 17) being designated as Put Space as set forth above. In lieu thereof, and notwithstanding anything to the contrary contained in said Section 52, Landlord, within ten (10) days following its receipt of written notice from Tenant of Tenant's exercise of the applicable Expansion Option, shall designate a floor of the Building (on any of the 17th through 38th floors of the Building, both inclusive) which will serve as the applicable Expansion Space and the date upon which Landlord will make such Expansion Space available to Tenant notwithstanding the Expansion Space Commencement Date set forth in the Original Lease. Landlord shall deliver possession of such Expansion Space to Tenant during the period which commences on the 180th day prior to the applicable Expansion Space Commencement Date and ends on the 180th day following the applicable Expansion Space Commencement Date. If Landlord shall be unable to designate a full floor of the Building as the applicable Expansion Space, Landlord shall be permitted to make available to Tenant as such Expansion Space any two (2) areas on two separate floors on any of the 17th through 38th floors of the Building, both inclusive, which in the aggregate consist of not less than 20,000 square feet and not more than 23,000 square feet of Rentable Area, to serve as the applicable Expansion Space available for said Expansion Option. Tenant, following its receipt of Landlord's designation of the applicable Expansion Space, shall have the right to rescind its exercise of the applicable Expansion Option by delivering written notice of such exercise to Landlord within thirty (30) days following it receipt of such designation from Landlord, failing which, Tenant shall be deemed to have accepted Landlord's designation of such Expansion Space.

           B. Notwithstanding anything to the contrary contained in Section 52 of the Original Lease, Tenant acknowledges and agrees that (i) the Expansion Space available under the First Expansion Option (such Expansion Option currently designated as the 21st floor of the Building (subject to substitution thereof pursuant to Section 52(A)(i))) is currently leased to a tenant (the "Existing 21st Floor Tenant") that has the right to terminate its lease at any time upon 12 months prior written notice. If at any time prior to November 1, 2004 (such date being the date which is 12 months prior to the Expansion Space Commencement Date for the First Expansion Option), the Existing 21st Floor Tenant exercises its right to terminate its lease pursuant to the terms thereof such that the First Expansion Space will be available for leasing by Tenant prior to the scheduled Expansion Space Commencement Date, Landlord shall have the right to redesginate the Expansion Space Commencement Date applicable to the First Expansion Option to a date prior to the scheduled Expansion Space Commencement Date (but in no event earlier than the 1st day of the 13th calendar month following the day on which Landlord so notifies Tenant of such redesignation in writing). If Landlord delivers written notice to Tenant of any such redesignation (the "Landlord's Redesignation Notice"), Tenant thereafter shall have thirty (30) days within which to exercise the First

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

     Expansion Option, whereupon the Expansion Space Commencement Date for such First Expansion Space shall be redesignated as set forth above, failing which, Tenant shall be deemed to have elected not to exercise the First Expansion Option, said option shall thereupon terminate, and Tenant shall not thereafter have any right to lease any Expansion Space pursuant to said First Expansion Option.

        5. Additional Premises. Landlord hereby leases to Tenant, and Tenant hereby accepts from Landlord, the approximately 4,900 square feet of Rentable Area located on the 16th floor of the Building (the "16th Floor Space"), such 16th Floor Space being identified more particularly on Exhibit A attached hereto, for a term commencing on the later of (i) August 1, 2003, or (ii) the date of delivery of possession of said 16th Floor Space (either (i) or (ii), as applicable, is hereby referred to as the "16th Floor Space Commencement Date") and ending on the Expiration Date.

        Tenant's leasing of the 16th Floor Space shall be subject to all of the terms, covenants and conditions of the Lease except as otherwise hereinafter provided:

           A. The Base Rent per square foot of Rentable Area of the 16th Floor Space shall be the same as the Base Rent, expressed on per square foot of Rentable Area basis, as is attributable to the Put Space, as such Base Rent increases from time to time, as set forth in the Lease. Base Rent, Tenant's Proportionate Share of Operating Expenses and the Special Tenant Fee attributable to the 16th Floor Space shall be abated, however, for the ninety (90) day period commencing on the 16th Floor Space Commencement Date.

           B. The 16th Floor Space, effective as of the 16th Floor Space Commencement Date, shall be deemed a part of the Premises under the Lease.

           C. Tenant shall accept possession of the 16th Floor Space in as-is condition, it being acknowledged that no agreement of Landlord to alter, remodel, decorate, clean or improve 16th Floor Space has been made by Landlord or any party acting on Landlord's behalf.

           D. Tenant acknowledges and agrees that the 16th Floor Space currently is occupied by another tenant of the Building. Tenant further acknowledges and agrees that Landlord shall not be labile to Tenant in the event Landlord does not deliver possession of the 16th Floor Space to Tenant on August 1, 2003 due to a holding over by the existing tenant of such 16th Floor Space in violation of the terms of such tenant's lease On the occurrence of any such holdover, Landlord shall use reasonable efforts to obtain possession of such 16th Floor Space from such tenant and the 16th Floor Space Commencement Date shall not be deemed to have occurred until Landlord shall deliver the right of possession of such 16th Floor Space to Tenant.

          6. Future Space Negotiations. Landlord and Tenant acknowledge and agree that they have evaluated their respective space needs in the Building for the foreseeable future and shall negotiate the modification of Tenant's rights to additional space in the Building in good faith to maximize the marketing of contiguous blocks of leased premises in the Building.

          7. Waiver of First Offer Space. Tenant hereby confirms that it has heretofore waived its rights to lease, pursuant to Section 51 of the Lease, (i) the 27th floor of the Building and (ii) approximately 9,928 square feet of Rentable Area located on the 21st floor of the Building which square footage is depicted on Exhibit B attached hereto. The foregoing waiver shall not limit any rights which Tenant may have to lease either of said tenant premises once same again become Available for Lease. Landlord and Tenant acknowledge and agree that, for purposes of this Section 7, said tenant premises shall be deemed to be Available for Lease if Landlord shall have not entered into binding written agreements for the leasing of said tenant premises on or before the 540th day following the date of this Agreement.

          8. Tax Identification Numbers. Exhibit F of the Lease is hereby amended by adding the following additional tax identification number thereto:
17-16-203-006-0000.

          9. Real Estate Broker. Tenant and Landlord represent and warrant to each other that except for MB Real Estate and, with respect solely to Tenant's leasing of the 16th Floor Space, The Staubach Company (the "Identified Brokers"), neither party has dealt with any real estate brokers in connection with this Agreement and, to their knowledge, no brokers other than the Identified Brokers initiated or participated in the negotiation of this Agreement, or is entitled to any commission in connection herewith. Tenant hereby agrees to indemnify, defend and hold harmless Landlord from and against any and all claims of any other real estate broker claiming to have dealt with Tenant for any commission in connection with this Agreement. Landlord hereby agrees to indemnify, defend and hold harmless Tenant from and against any and all claims of any real estate broker claiming to have dealt with Landlord (including the Identified Brokers) for any commission in connection with this Agreement. Landlord shall pay all commissions due and owing the Identified Brokers in connection with this Agreement under separate agreement.

          10. Integration of Lease and Controlling Language. This Agreement and the Lease shall be deemed to be, for all purposes, one instrument. In the event of any conflict between the terms and provisions of this Agreement and the terms and provisions of the Lease, the terms and provisions of this Agreement, in all instances, shall control and prevail.

          11. Severability. If any provision of this Agreement or the application thereof to any person or circumstance is or shall be deemed illegal, invalid or unenforceable, the remaining provisions hereof shall remain in full force and effect and this Agreement shall be interpreted as if such legal, invalid or unenforceable provision did not exist herein.

          12. Entire Agreement. This Agreement and the Lease contain the entire integrated agreement between the parties respecting the subject matter of this Agreement and the Lease and supersede all prior and contemporaneous understandings and agreements, other than the Lease, between the parties respecting the subject matter of this Agreement and the Lease. There are no representations, agreements, arrangements or understandings, oral or in writing, between or among the parties to this Agreement relating to the subject matter of this Agreement or the Lease which are not fully expressed in this Agreement and the Lease, and no party hereto has relied upon any other such representations, agreements, arrangements or understandings. The terms of this Agreement and the Lease are intended by the parties as the final expression of their agreement with respect to those terms and may not be contradicted by evidence of any prior agreement or of any contemporaneous agreement. The parties further intend that no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Agreement.

          13. Successors and Assigns. Each provision of the Lease and this Agreement shall extend to and shall bind and inure to the benefit of Landlord and Tenant, their respective heirs, legal representatives, successors and assigns.

          14. Time of the Essence. Time is of the essence of this Agreement and the Lease and each provision hereof.

          15. Multiple Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall together constitute in one and the same instrument.

          16. Authority. Landlord and Tenant each represent and warrant that it has full authority to execute and deliver this Agreement.

          17. Ratification. Except as amended and modified hereby, the Lease shall be and shall remain unchanged and in full force and effect in accordance with its terms, and, as the Lease is amended and modified hereby, the Lease is hereby ratified, adopted and confirmed.

          18. Limitation of Liability. Any liability of Landlord under the Lease or this Agreement shall be limited solely to its equity interest in the Building, and in no event shall any personal liability be asserted against Landlord or any of its members or any of their respective members, partners, agents or employees in connection with the Lease or this Agreement nor shall any recourse be had to any other property or assets of Landlord.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment to Lease as of the day and year first above written.

LANDLORD:                                  TENANT:

DAVIS WEST MADISON LLC, a Delaware         THE NORTHERN TRUST COMPANY,
limited liability company                  an Illinois banking corporation



By:      /s/ Theodore F. Kahan             By:      /s/ E. Paul Dunn
   ----------------------------------         ----------------------------------
Print Name:  Theodore F. Kahan             Print Name:  E. Paul Dunn
           --------------------------                 --------------------------
Title:       Authorized Signatory          Title:       Senior Vice President
      -------------------------------            -------------------------------

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                                    EXHIBIT A
                                    ---------

                                16th Floor Space
                                ----------------

                                        7

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                                    EXHIBIT B
                                    ---------

                                   ROFO Space
                                   ----------

                                    EXHIBIT C
                                    ---------

                                Letter Agreements
                                -----------------

1.   Letter dated May 15, 2001 re: Special Tenant Fee

2.   Letter dated April 26, 2001 re: Termination of right to purchase

3.   Letter dated April 4, 2001 re: Revising Exhibit II base rent

4.   Letter dated March 30, 2001 re: Notice of Landlord intent to sell Building

5.   Letter dated April 27, 2001 re: Change in put space

6.   Letter dated March 15, 2001 re: Right of First Offer 22nd and 26th floors

7.   Letter dated December 21, 2000 re: Right of First Offer suite 2135

8.   License Agreement dated February 2, 1994 - ATM

9.   License Agreement dated March 25, 1998 - Antenna

10.  Letter dated July 2, 2001 re: Right of First Offer suite 3650

11.  Letter dated July 27, 2001 re: Right of First Offer suite 3525

12. Letter dated August 3, 2001 re: Approval of payment for 23rd floor Tenant Improvement

13.  Letter dated October 22, 2001 re: Right of First Offer Suite 3850


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